Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER


                                 by and between


                               FIRSTAR CORPORATION


                                       and


                                  U.S. BANCORP





                           DATED AS OF OCTOBER 3, 2000


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                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----
                          AGREEMENT AND PLAN OF MERGER



                                    ARTICLE I

                                   THE MERGER

  1.1  THE MERGER............................................................1
  1.2  EFFECTIVE TIME........................................................2
  1.3  EFFECTS OF THE MERGER.................................................2
  1.4  CONVERSION OF STOCK...................................................2
  1.5  OPTIONS...............................................................3
  1.6  FIRSTAR OPTIONS.......................................................4
  1.7  CERTIFICATE OF INCORPORATION..........................................4
  1.8  BY-LAWS...............................................................4
  1.9  TAX AND ACCOUNTING CONSEQUENCES.......................................4
  1.10  BOARD OF DIRECTORS...................................................5
  1.11  HEADQUARTERS OF SURVIVING CORPORATION................................5

                                   ARTICLE II

                               EXCHANGE OF SHARES

  2.1  EXCHANGE OF OLD CERTIFICATES FOR NEW CERTIFICATES.....................5
  2.2  EXCHANGE PROCEDURES...................................................5

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF FIRSTAR

  3.1  CORPORATE ORGANIZATION................................................7
  3.2  CAPITALIZATION........................................................7
  3.3  AUTHORITY; NO VIOLATION...............................................8
  3.4  CONSENTS AND APPROVALS................................................9
  3.5  REGULATORY COMPLIANCE.................................................9
  3.6  FINANCIAL STATEMENTS.................................................10
  3.7  BROKER'S FEES........................................................10
  3.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.................................10
  3.9  LEGAL PROCEEDINGS....................................................11
  3.10  TAXES AND TAX RETURNS...............................................11
  3.11  EMPLOYEE BENEFIT PLANS..............................................12
  3.12  SEC REPORTS.........................................................13
  3.13  COMPLIANCE WITH APPLICABLE LAW......................................14
  3.14  CERTAIN CONTRACTS...................................................14
  3.15  UNDISCLOSED LIABILITIES.............................................14
  3.16  INSURANCE...........................................................15

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  3.17  CHARTER PROVISIONS; STATE TAKEOVER LAWS; FIRSTAR RIGHTS AGREEMENT...15
  3.18  REORGANIZATION; POOLING OF INTERESTS................................15

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF U.S. BANCORP

  4.1  CORPORATE ORGANIZATION...............................................15
  4.2  CAPITALIZATION.......................................................16
  4.3  AUTHORITY; NO VIOLATION..............................................17
  4.4  CONSENTS AND APPROVALS...............................................17
  4.5  REGULATORY COMPLIANCE................................................18
  4.6  FINANCIAL STATEMENTS.................................................18
  4.7  BROKER'S FEES........................................................19
  4.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.................................19
  4.9  LEGAL PROCEEDINGS....................................................19
  4.10  TAXES AND TAX RETURNS...............................................20
  4.11  EMPLOYEE BENEFIT PLANS..............................................21
  4.12  SEC REPORTS.........................................................22
  4.13  COMPLIANCE WITH APPLICABLE LAW......................................22
  4.14  CERTAIN CONTRACTS...................................................22
  4.15  UNDISCLOSED LIABILITIES.............................................23
  4.16  INSURANCE...........................................................23
  4.17  CHARTER PROVISIONS; STATE TAKEOVER LAWS.............................23
  4.18  REORGANIZATION; POOLING OF INTERESTS................................24

                                    ARTICLE V

                  COVENANTS RELATING TO CONDUCT OF BUSINESS

  5.1  CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME....................24
  5.2  FORBEARANCES.........................................................24

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

  6.1  REGULATORY MATTERS...................................................27
  6.2  ACCESS TO INFORMATION................................................28
  6.3  SHAREHOLDERS' APPROVALS..............................................28
  6.4  LEGAL CONDITIONS TO MERGER...........................................29
  6.5  AFFILIATES; PUBLICATION OF COMBINED FINANCIAL RESULTS................29
  6.6  STOCK EXCHANGE LISTING...............................................29
  6.7  EMPLOYEE BENEFIT PLANS...............................................29
  6.8  INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE..................30
  6.9  ADDITIONAL AGREEMENTS................................................31
  6.10  ADVICE OF CHANGES...................................................31
  6.11  DIVIDENDS...........................................................31
  6.12  EXEMPTION FROM LIABILITY UNDER SECTION 16(B). FIRSTAR INSIDERS......32

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  6.13  EXEMPTION FROM LIABILITY UNDER SECTION 16(B). U.S. BANCORP INSIDERS.32
  6.14  LIST OF OPTION HOLDERS..............................................32

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

  7.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER...........33
  7.2  CONDITIONS TO OBLIGATIONS OF U.S. BANCORP............................34
  7.3  CONDITIONS TO OBLIGATIONS OF FIRSTAR.................................34

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

  8.1  TERMINATION..........................................................35
  8.2  EFFECT OF TERMINATION................................................35
  8.3  AMENDMENT............................................................36
  8.4  EXTENSION; WAIVER....................................................36

                                   ARTICLE IX

                               GENERAL PROVISIONS

  9.1   CLOSING............................................................36
  9.2   NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS..........36
  9.3   EXPENSES...........................................................36
  9.4   NOTICES............................................................37
  9.5   INTERPRETATION.....................................................38
  9.6   COUNTERPARTS.......................................................38
  9.7   ENTIRE AGREEMENT...................................................38
  9.8   GOVERNING LAW......................................................38
  9.9   PUBLICITY..........................................................38
  9.10  ASSIGNMENT; THIRD PARTY BENEFICIARIES..............................38


Exhibit A - U.S. Bancorp Option Agreement
Exhibit B - Firstar Option Agreement
Exhibit 6.5(a)(1) - Form of Affiliate Letter Addressed to U.S. Bancorp
Exhibit 6.5(a)(2) - Form of Affiliate Letter Addressed to Firstar

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                             INDEX OF DEFINED TERMS


                                                Section                Page No.
                                                -------                --------

Agreement....................................   Recitals............        1
BHC Act......................................   3.1(a)..............        7
Closing......................................   9.1.................       36
Closing Date.................................   9.1.................       36
Code.........................................   1.5(b)..............        4
Confidentiality Agreement....................   6.2(b)..............       28
Delaware Certificate.........................   1.2.................        2
Delaware Secretary...........................   1.2.................        2
DGCL.........................................   1.1(a)..............        1
DPC Shares...................................   1.4(b)..............        3
DRIP Suspension Date.........................   4.2.................       16
Effective Time...............................   1.2.................        2
Employees....................................   6.7(a) .............       29
ERISA........................................   3.11(a).............       12
Exchange Act.................................   3.6.................       10
Exchange Agent...............................   2.1.................        5
Exchange Ratio...............................   1.4(a)..............        2
Federal Reserve Board........................   3.4.................        9
Firstar......................................   Recitals............        1
Firstar 10-K.................................   3.6.................       10
Firstar Articles.............................   1.7.................        4
Firstar Benefit Plans........................   3.11(a).............       12
Firstar Capital Stock........................   3.2.................        7
Firstar Common Stock.........................   1.4(a)..............        2
Firstar Contract.............................   3.14(a).............       14
Firstar Disclosure Schedule..................   3...................        7
Firstar ERISA Affiliate......................   3.11(a).............       12
Firstar Insiders.............................   6.12................       32
Firstar Option...............................   1.6.................        4
Firstar Option Agreement.....................   Recitals............        1
Firstar Preferred Stock......................   3.2.................        7
Firstar Regulatory Agreement.................   3.5(b)..............       10
Firstar Reports..............................   3.12(b).............       13
Firstar Rights...............................   3.2.................        8
Firstar Rights Agreement.....................   1.4(b)..............        3
Firstar Section 16 Information...............   6.12................       32
Firstar Shareholder Rights...................   1.4(b)..............        3
Firstar Stock Plans..........................   3.2.................        8
GAAP.........................................   1.9.................        4
Governmental Entity..........................   3.4.................        9
HSR Act......................................   3.4.................        9
Indemnified Parties..........................   6.8(a)..............       30

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                                                Section                Page No.
                                                -------                --------

IRS..........................................   3.10(a).............       11
Joint Proxy Statement........................   3.4.................        9
Material Adverse Effect......................   3.1(a)..............        7
Merger.......................................   Recitals............        1
Merger Consideration.........................   1.1(b)..............        2
New Benefit Plans............................   6.7(a)..............       29
New Certificates.............................   1.4(c)..............        3
Non-Subsidiary Affiliate.....................   3.3(b)..............        8
NYSE.........................................   2.2(f)..............        6
Old Certificates.............................   1.4(c)..............        3
Option Agreements............................   Recitals............        1
Regulatory Agencies..........................   3.5.................        9
Requisite Regulatory Approvals...............   7.1(c)..............       33
S-4..........................................   3.4.................        9
SEC..........................................   3.1.................        7
Securities Act...............................   3.12(b).............       13
SRO..........................................   3.4.................        9
State Approvals..............................   3.4.................        9
State Regulator..............................   3.5.................        9
Subsidiary...................................   3.1(a)..............        7
Surviving Corporation........................   Recitals............        1
Surviving Corporation Common Stock...........   1.4(a) .............        2
Tax..........................................   3.10(b).............       12
Taxes........................................   3.10(b).............       12
Term Preferred Stock.........................   1.4(a) .............        2
Trust Account Shares.........................   1.4(b)..............        3
U.S. Bancorp.................................   Recitals............        1
U.S. Bancorp 10-K............................   4.6.................       18
U.S. Bancorp Certificate.....................   4.1(a)..............       15
U.S. Bancorp Benefit Plans...................   4.11(a).............       21
U.S. Bancorp Capital Stock...................   4.2.................       16
U.S. Bancorp Common Stock....................   1.4(a)..............        2
U.S. Bancorp Contract........................   4.14(a).............       23
U.S. Bancorp Disclosure Schedule.............   4...................       15
U.S. Bancorp DRIP............................   4.2.................       16
U.S. Bancorp ERISA Affiliate.................   4.11(a).............       21
U.S. Bancorp Insiders........................   6.13................       32
U.S. Bancorp Option..........................   1.5(a) .............        3
U.S. Bancorp Option Agreement................   Recitals............        1
U.S. Bancorp Preferred Stock.................   4.2.................       16
U.S. Bancorp Regulatory Agreement............   4.5(b)..............       18
U.S. Bancorp Reports.........................   4.12(a).............       22
U.S. Bancorp Rights..........................   4.2.................       16
U.S. Bancorp Section 16 Information..........   6.13................       32

                                      -v-

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                                                Section                Page No.
                                                -------                --------

U.S. Bancorp Stock Plans.....................   4.2.................       16
WBCL.........................................   1.1(a)..............        1
Wisconsin Articles...........................   1.2.................        2
Wisconsin Department.........................   1.2.................        2

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated as of October 3, 2000 (this "Agreement"), by and between FIRSTAR CORPORATION, a Wisconsin corporation ("Firstar"), and U.S. BANCORP, a Delaware corporation ("U.S. Bancorp").

                            W I T N E S S E T H :
                            - - - - - - - - - -


      WHEREAS, the boards of directors of each of Firstar and U.S. Bancorp have determined that it is in the best interests of their respective companies and their shareholders to consummate the strategic business combination transaction provided for herein in which Firstar will, subject to the terms and conditions set forth herein, merge with and into U.S. Bancorp (the "Merger"), so that U.S. Bancorp is the surviving corporation (hereinafter sometimes referred to in such capacity as the "Surviving Corporation") in the Merger; and

      WHEREAS, as a condition to, and immediately after, the execution of this Agreement, and as a condition to the execution of the Firstar Option Agreement, U.S. Bancorp and Firstar are entering into a stock option agreement with U.S. Bancorp as issuer, and Firstar as grantee, of the stock option contemplated thereby (the "U.S. Bancorp Option Agreement") in the form attached hereto as Exhibit A; and

      WHEREAS, as a condition to, and immediately after, the execution of this Agreement, and as a condition to the execution of the U.S. Bancorp Option Agreement, U.S. Bancorp and Firstar are entering into a stock option agreement with Firstar as issuer, and U.S. Bancorp as grantee, of the stock option contemplated thereby (the "Firstar Option Agreement"; and together with the U.S. Bancorp Option Agreement, the "Option Agreements") in the form attached hereto as Exhibit B; and

      WHEREAS, it is the intention of the parties that the Merger be accounted for as a "pooling of interests" under generally accepted accounting principles and constitute a reorganization under Section 368(a) of the Code; and

      WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

      1.1 THE MERGER. (a) Subject to the terms and conditions of this Agreement, in accordance with the Business Corporation Law of the State of Wisconsin (the "WBCL") and the General Corporation Law of the State of
Delaware (the "DGCL"), at the Effective Time, Firstar shall merge with and into U.S. Bancorp. U.S. Bancorp shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Merger, the separate corporate existence of Firstar shall terminate.

        (b) Firstar and U.S. Bancorp may, upon mutual agreement, at any time change the method of effecting the combination of U.S. Bancorp and Firstar (including without limitation the provisions of this Article I) if and to the extent they deem such change to be desirable, including without limitation, to provide for a merger of either party with a wholly-owned Subsidiary of the other; PROVIDED, HOWEVER, that no such change shall (i) alter or change the amount of consideration to be provided to holders of either Firstar Common Stock or U.S. Bancorp Common Stock as provided for in this Agreement (the "Merger Consideration"), (ii) adversely affect the tax treatment of shareholders as a result of receiving the Merger Consideration or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

      1.2 EFFECTIVE TIME. The Merger shall become effective as set forth in articles of merger (the "Wisconsin Articles") that shall be filed with the Wisconsin Department of Financial Institutions (the "Wisconsin Department"), and in the certificate of merger (the "Delaware Certificate") that shall be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary"), in each case on the Closing Date. The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Wisconsin Articles and the Delaware Certificate.

      1.3 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger shall have the effects set forth in the WBCL and the DGCL.

      1.4 CONVERSION OF STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of U.S. Bancorp, Firstar or the holder of any of the following securities:

      (a) Subject to Sections 2.2(d) and 2.2(f), (i) each share of the common stock, par value $1.25 per share, of U.S. Bancorp (the "U.S. Bancorp Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into 1.265 shares (the "Exchange Ratio") of the common stock, par value $1.25 per share, of the Surviving Corporation (the "Surviving Corporation Common Stock"); and (ii) each share of Term Participating Preferred Stock, par value $1.00 per share, of U.S. Bancorp (the "Term Preferred Stock"), issued and outstanding immediately prior to the Effective Time, shall remain outstanding, but the "Reference Package" referred to in the terms thereof shall be adjusted to comprise 12.65 shares of Surviving Corporation Common Stock or such other number of shares of Surviving Corporation Common Stock as may be required from time to time pursuant to Section 4 of the Certificate of Designation and Terms of the Term Preferred Stock as in effect as of the date hereof.

      (b) Except as otherwise provided in Section 1.4(e), at and after the Effective Time, each share of Firstar common stock, par value $0.01 per share (together with the Firstar Shareholder Rights attached thereto, the "Firstar Common Stock") issued and outstanding immediately prior to the Effective Time, except for shares of Firstar Common Stock owned, directly or indirectly, by U.S. Bancorp or Firstar or any of their respective wholly-owned Subsidiaries (other than (i) shares of Firstar Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like, or otherwise held in a fiduciary capacity, that are beneficially owned by third parties (any such shares, whether held directly or indirectly by U.S. Bancorp or Firstar, as the case may be, being referred to herein as "Trust Account Shares") and (ii) any shares of Firstar Common Stock held by U.S. Bancorp or Firstar or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of Firstar Common Stock, and shares of U.S. Bancorp Common Stock that are similarly held, whether held directly or indirectly, by U.S. Bancorp or Firstar, being referred to herein as "DPC Shares"), shall be converted into one share of the Surviving Corporation Common Stock. As used herein, "Firstar Shareholder Rights" shall mean the preferred share purchase rights issued to the holders of Firstar Common Stock pursuant to the Rights Agreement, dated as of November 20, 1998 (as such may be amended, supplemented, restated or replaced from time to time), between Firstar and Firstar Bank, N.A. (the "Firstar Rights Agreement").

      (c) Holders of certificates formerly representing Firstar Common Stock shall not be required to exchange such certificates for certificates representing Surviving Corporation Common Stock, PROVIDED, HOWEVER, that if an exchange of such certificates is required by law or applicable rule or regulation, the parties will cause the Surviving Corporation to arrange for such exchange on a one-share-for-one-share basis. Holders of certificates representing U.S. Bancorp Common Stock referred to in Article II ("Old Certificates") shall exchange such Old Certificates for certificates representing shares of Surviving Corporation Common Stock ("New Certificates") in the manner described in Section 2.2.

      (d) If, prior to the Effective Time, the outstanding shares of Firstar Common Stock or U.S. Bancorp Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

      (e) At the Effective Time, all shares of Firstar Common Stock that are owned, directly or indirectly, by U.S. Bancorp or Firstar or any of their respective wholly-owned Subsidiaries (other than Trust Account Shares and DPC Shares) shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor. All shares of U.S. Bancorp Common Stock that are owned by Firstar or any of its wholly-owned Subsidiaries (other than Trust Account Shares and DPC Shares) shall as of the Effective Time become authorized but unissued shares of Surviving Corporation Common Stock.

      1.5 OPTIONS. (a) At the Effective Time, without any action on the part of any holder of any such option, each option to purchase shares of U.S. Bancorp Common Stock (each, a "U.S. Bancorp Option") that is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of U.S. Bancorp Common Stock and shall be converted automatically into an option to purchase shares of Surviving Corporation Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the U.S. Bancorp Stock Plans (as defined in Section 4.2) and the agreements evidencing grants thereunder):

           (i) The number of shares of Surviving Corporation Common Stock to be subject to the new option shall be equal to the product of (A) the number of shares of U.S. Bancorp Common Stock purchasable upon exercise of the original U.S. Bancorp

      Option and (B) the Exchange Ratio, the product being rounded, if necessary, up or down, to the nearest whole share; and

           (ii) The exercise price per share of Surviving Corporation Common Stock under the new option shall be equal to the exercise price per share of U.S. Bancorp Common Stock under the original U.S. Bancorp Option divided by the Exchange Ratio, PROVIDED that such exercise price shall be rounded to the nearest whole cent.

      (b) The adjustment provided in Section 1.5(a) with respect to any options that are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner that is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option.

      1.6 FIRSTAR OPTIONS. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any such option, each option to purchase shares of Firstar Common Stock (each, a "Firstar Option") that is outstanding and unexercised immediately prior thereto shall be assumed by the Surviving Corporation and shall cease to represent the right to acquire shares of Firstar Common Stock and shall be converted into an option to purchase shares of Surviving Corporation Common Stock, on the same terms and conditions as are in effect immediately prior to the Effective Time, except that all references to Firstar shall be deemed to be references to the Surviving Corporation.

      1.7 CERTIFICATE OF INCORPORATION. Subject to the terms and conditions of this Agreement, at the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be in the form to be mutually agreed upon by the parties hereto as promptly as practicable following the date hereof and in any event prior to the mailing of the Joint Proxy Statement, PROVIDED that such Certificate of Incorporation shall be substantially identical (providing for changes required to conform to requirements of the DGCL and to accommodate the Term Preferred Stock) to the Articles of Incorporation of Firstar (the "Firstar Articles"), with such changes as the parties may mutually agree upon, PROVIDED FURTHER that the Certificate of Incorporation of the Surviving Corporation shall provide that the name of the Surviving Corporation is "U.S. Bancorp" and the number of authorized shares of common stock and preferred stock shall be 4,000,000,000, par value $1.25 per share, and 50,000,000, par value $1.00 per share, respectively.

      1.8 BY-LAWS. Subject to the terms and conditions of this Agreement, at the Effective Time, the By-Laws of the Surviving Corporation shall be in the form to be mutually agreed upon by the parties hereto as promptly as practicable following the date hereof and in any event prior to the mailing of the Joint Proxy Statement, PROVIDED that such By-Laws shall be substantially identical (providing for changes required to conform to requirements of the DGCL) to the By-Laws of Firstar, with such changes as the parties may mutually agree upon.

      1.9 TAX AND ACCOUNTING CONSEQUENCES. It is intended that the Merger shall constitute a "reorganization" within the meaning of Section 368(a) of the Code, that this Agreement shall constitute a "plan of reorganization" for the purposes of Sections 354 and 361 of the Code and that the Merger shall be accounted for as a "pooling of interests" under generally accepted accounting principles ("GAAP").

      1.10 BOARD OF DIRECTORS. At the Effective Time, the directors of the Surviving Corporation shall be comprised of 25 individuals, 11 named by U.S. Bancorp and 14 named by Firstar. The directors of the Surviving Corporation at the Effective Time shall each hold office in accordance with the Certificate of Incorporation of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

      1.11 HEADQUARTERS OF SURVIVING CORPORATION. From and after the Effective Time, the location of the headquarters and principal executive offices of the Surviving Corporation shall be Minneapolis, Minnesota.

                                   ARTICLE II

                               EXCHANGE OF SHARES

      2.1 EXCHANGE OF OLD CERTIFICATES FOR NEW CERTIFICATES. (a) From the Effective Time until the end of the 18-month period following the Effective Time, the Surviving Corporation shall make available to an exchange agent (which may be a Subsidiary bank of the Surviving Corporation) appointed prior to the Effective Time by U.S. Bancorp and Firstar jointly on behalf of the Surviving Corporation (the "Exchange Agent") New Certificates and cash in amounts sufficient to allow the Exchange Agent to make all deliveries of New Certificates and payments that may be required in exchange for Old Certificates pursuant to this Article II. At the end of such 18-month period, any such New Certificates and cash remaining in the possession of the Exchange Agent (together with any dividends or earnings in respect thereof) shall be returned to the Surviving Corporation. Any former holders of Old Certificates who have not theretofore exchanged their Old Certificates for New Certificates and cash pursuant to this Article II shall thereafter be entitled to look exclusively to the Surviving Corporation for the shares of Surviving Corporation Common Stock (or any unpaid dividends and distributions thereon) and any cash to which they become entitled upon exchange of their Old Certificates pursuant to this
Article II, without any interest thereon. Notwithstanding the foregoing, none of U.S. Bancorp, Firstar, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any holder of shares of U.S. Bancorp Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

      2.2 EXCHANGE PROCEDURES. (a) Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail or deliver to each person who was, immediately prior to the Effective Time, a holder of record of U.S. Bancorp Common Stock, a form (mutually agreed upon by U.S. Bancorp and Firstar) of letter of transmittal containing instructions for use in effecting the surrender of Old Certificates in exchange for New Certificates and any payments pursuant to this Article II. Upon surrender to the Exchange Agent of an Old Certificate for cancellation together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Old Certificate shall be entitled to receive in exchange therefor a New Certificate representing the shares of Surviving Corporation Common Stock, and a check in the amount, if any, to which such holder is entitled pursuant to this
Article II, and the Old Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on any amount payable upon surrender of Old Certificates.

      (b) If any New Certificate is to be issued in a name other than that in which the Old Certificate or Old Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Old Certificate or Old Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other Taxes required by reason of the issuance of a New Certificate in any name other than that of the registered holder of the Old Certificate or Old Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

      (c) After the Effective Time, there shall be no transfers on the stock transfer books of Firstar of the shares of Firstar Common Stock that were issued and outstanding immediately prior to the Effective Time.

     (d) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Surviving Corporation Common Stock shall be issued upon the surrender for exchange of Old Certificates, no dividend or distribution with respect to Surviving Corporation Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Surviving Corporation.

      (e) In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if reasonably required by Surviving Corporation, the posting by such person of a bond in such amount as Surviving Corporation may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the shares of Surviving Corporation Common Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

      (f) Upon giving effect to the conversion described in Section 1.4(a), the resulting number of shares of Surviving Corporation Common Stock of each registered holder of U.S. Bancorp Common Stock shall be rounded down to the nearest whole number and each such registered holder shall be entitled to receive from the Surviving Corporation in lieu of any fractional share of Surviving Corporation Common Stock prior to such rounding down an amount (without interest) equal to the product obtained by multiplying (i) the fraction of a share of Surviving Corporation Common Stock to which such holder would otherwise be entitled and (ii) the average of the closing price per share of U.S. Bancorp Common Stock for the ten trading days most recently preceding the Closing Date as reported on the New York Stock Exchange, Inc. (the "NYSE") Composite Transactions reporting system. Notwithstanding the foregoing, fractional shares of Surviving Corporation Common Stock that would be issued into a dividend reinvestment plan, 401(k) plan, employee stock plan or other similar stock plan maintained by U.S. Bancorp prior to the Effective Time shall be issued within such plan as a fractional share of Surviving Corporation Common Stock at theEffective Time, to the extent such plan provides for fractional shares.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF FIRSTAR

      Except as disclosed in the Firstar disclosure schedule delivered to U.S. Bancorp concurrently herewith (the "Firstar Disclosure Schedule") Firstar hereby represents and warrants to U.S. Bancorp as follows:

      3.1 CORPORATE ORGANIZATION. (a) Firstar is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin. Firstar has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on Firstar. As used in this Agreement, the term "Material Adverse Effect" means, with respect to U.S. Bancorp, Firstar or the Surviving Corporation, as the case may be, a material adverse effect on (i) the business, operations, results of operations or financial condition of such party and its Subsidiaries taken as a whole, except to the extent such effect is attributable to the execution of this Agreement and the announcement thereof or (ii) the ability of such party to timely consummate the transactions contemplated hereby. As used in this Agreement, the word "Subsidiary" means "Significant Subsidiary" as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC") with respect to either party hereto or any entity of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or similar governing body are owned or controlled directly or indirectly by such party. Firstar is duly registered as a bank holding company and has become a financial holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), and meets the requirements of Section 4(l) of the BHC Act.

      (b) Each Firstar Subsidiary (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on Firstar and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

      3.2 CAPITALIZATION. The authorized capital stock of Firstar consists of
(i) 2,000,000,000 shares of Firstar Common Stock, of which, as of October 3, 2000, 984,397,677 shares were issued and outstanding and 27,803,224 shares were held in treasury, (ii) 10,000,000 shares of preferred stock, par value $1.00 per share (the "Firstar Preferred Stock" and, together with the Firstar Common Stock, the "Firstar Capital Stock"), of which, as of October 3, 2000, no shares were issued and outstanding. All of the issued and outstanding shares of Firstar Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except (i) pursuant to the terms of the Firstar Option Agreement, (ii) options and stock issued pursuant to employee and director stock plans of Firstar in effect as of the date hereof (the "Firstar Stock Plans") and (iii) the Firstar Rights Agreement, Firstar does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Firstar Capital Stock or any other equity securities of Firstar or any securities representing the right to purchase or otherwise receive any shares of Firstar Capital Stock (collectively, including the items contemplated by clauses (i) through (iii) of this sentence, the "Firstar Rights"). As of October 3, 2000, no shares of Firstar Capital Stock were reserved for issuance. Since October 3, 2000, Firstar has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than as expressly permitted by Section 5.2 and pursuant to the Firstar Option Agreement.

      3.3 AUTHORITY; NO VIOLATION. (a) Firstar has full corporate power and authority to execute and deliver this Agreement and each of the Option Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the board of directors of Firstar. The board of directors of Firstar has directed that this Agreement and the transactions contemplated hereby be submitted to Firstar's shareholders for approval at a meeting of such shareholders and, except for the approval of this Agreement and the transactions contemplated hereby by the affirmative vote of the holders of a majority of the outstanding shares of Firstar Common Stock entitled to vote thereon, no corporate proceedings on the part of Firstar are necessary to approve this Agreement and the Option Agreements and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Firstar and (assuming due authorization, execution and delivery by U.S. Bancorp) constitutes the valid and binding obligation of Firstar, enforceable against Firstar in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

      (b) Neither the execution and delivery of this Agreement by Firstar nor the consummation by Firstar of the transactions contemplated hereby, nor compliance by Firstar with any of the terms or provisions hereof, will (i) violate any provision of the Firstar Articles or By-Laws or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Firstar, any of its Subsidiaries or its Non-Subsidiary Affiliates (as defined below) or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien upon any of the respective properties or assets of Firstar, any of its Subsidiaries or Non-Subsidiary Affiliates under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Firstar, any of its Subsidiaries or its Non-Subsidiary Affiliates is a party, or by which they or any of their respective properties or assets may be bound or affected, except in the case of clause (B) above for such violations, conflicts, breaches or defaults that, either individually or in the aggregate, will not have a Material Adverse Effect on Firstar. The term "Non-Subsidiary Affiliate" means, with respect to U.S. Bancorp, Firstar or the Surviving Corporation, as the case may be, a material investment of such party or a Subsidiary thereof in a corporation, joint venture, partnership, limited liability company and other entity thereof other than a Subsidiary.

      3.4 CONSENTS AND APPROVALS. Except for (a) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act and approval of such applications and notices, (b) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (c) the filing of any required applications or notices with any state or foreign agencies and approval of such applications and notices, including in connection with U.S. Bancorp's Canadian branch (the "State Approvals"), (d) the filing with the SEC of a joint proxy statement in definitive form relating to the meetings of U.S. Bancorp's and Firstar's shareholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Joint Proxy Statement"), and of the registration statement on Form S-4 (the "S-4") in which the Joint Proxy Statement will be included as a prospectus and any filings under the Securities Act (as defined in Section 3.12(b)) required in connection with the issuance of shares of Firstar Common Stock pursuant to the Firstar Option Agreement, (e) the filing of the Wisconsin Articles with the Wisconsin Department pursuant to the WBCL, (f) the filing of the Delaware Certificate with the Delaware Secretary pursuant to the DGCL, (g) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, insurance companies and agents, investment advisers or transfer agents, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization ("SRO"), and the rules of the NYSE, or that are required under consumer finance, mortgage banking and other similar laws and (h) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Surviving Corporation Common Stock pursuant to this Agreement or the resale of shares of Firstar Common Stock as contemplated by the Firstar Option Agreement, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") are necessary in connection with
(i) the execution and delivery by Firstar of this Agreement and (ii) the consummation by Firstar of the transactions contemplated hereby, except to the extent that the absence of any such consent, authorization, approval, filing or exemption would not, individually or in the aggregate, have a Material Adverse Effect on Firstar or the Surviving Corporation.

      3.5 REGULATORY COMPLIANCE. (a) Except for normal examinations conducted by a Regulatory Agency (as defined below) in the ordinary course of the business of Firstar and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of Firstar, investigation into the business or operations of Firstar or any of its Subsidiaries since January 1, 1998, except where such proceedings or investigation will not, either individually or in the aggregate, have a Material Adverse Effect on Firstar. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Firstar or any of its Subsidiaries that, in the reasonable judgment of Firstar, will, either individually or in the aggregate, have a Material Adverse Effect on Firstar. The term "Regulatory Agencies" means (i) the Federal Reserve Board, (ii) the Federal Deposit Insurance Corporation, (iii) any state regulatory authority (each a "State Regulator"), (iv) the Office of the Comptroller of the Currency, (v) the SEC and (vi) any SRO.

      (b) Neither Firstar nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1997, a recipient of any supervisory letter from, or since January 1, 1997, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the Firstar Disclosure Schedule, a "Firstar Regulatory Agreement"), nor has Firstar or any of its Subsidiaries been advised since January 1, 1997, by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Firstar Regulatory Agreement.

      3.6 FINANCIAL STATEMENTS. Copies of the consolidated balance sheets of Firstar and its Subsidiaries as of December 31, for the fiscal years 1998 and 1999, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1997 through 1999, inclusive, as reported in Firstar's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "Firstar 10-K") filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of PricewaterhouseCoopers LLP, independent accountants with respect to Firstar, have previously been made available to U.S. Bancorp. The December 31, 1999 consolidated balance sheet of Firstar (including the related notes, where applicable) fairly presents in all material respects the consolidated financial position of Firstar and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 3.6 (including the related notes, where applicable) fairly present in all material respects the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of Firstar and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Firstar and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

      3.7 BROKER'S FEES. Except for Credit Suisse First Boston Corporation, none of Firstar nor any Firstar Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement or the Option Agreements.

3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. (a) Except as publicly disclosed in Firstar Reports filed prior to the date hereof, since June 30, 2000, no event or events have occurred that have had, either individually or in the aggregate, a Material Adverse Effect on Firstar.

      (b) Except as publicly disclosed in Firstar Reports filed prior to the date hereof, since June 30, 2000, Firstar and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

      3.9 LEGAL PROCEEDINGS. (a) Neither Firstar nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Firstar's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Firstar or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Firstar Option Agreement as to which, in any such case, there is a reasonable probability of an adverse determination and that, if adversely determined, will, either individually or in the aggregate, have a Material Adverse Effect on Firstar.

      (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than those that apply generally to financial holding companies, bank holding companies or banks) imposed upon Firstar, any of its Subsidiaries or the assets of Firstar or any of its Subsidiaries that has had, or will have, either individually or in the aggregate, a Material Adverse Effect on Firstar or the Surviving Corporation.

      3.10 TAXES AND TAX RETURNS. (a) Each of Firstar and its Subsidiaries has duly filed all federal, state, foreign and local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes and other governmental charges that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges that are not yet delinquent or are being contested in good faith and have not been finally determined, or (ii) information returns, tax returns, Taxes or other governmental charges as to which the failure to file, pay or make provision for will not, either individually or in the aggregate, have a Material Adverse Effect on Firstar. The federal and material state income tax returns of Firstar and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") or the relevant state taxing authorities, as the case may be, for all years to and including 1993 and any liability with respect thereto has been satisfied and any liability with respect to deficiencies asserted as a result of such examination has been reserved against in accordance with GAAP. There are no material disputes pending, or claims asserted for, Taxes or assessments upon Firstar or any of its Subsidiaries for which Firstar has not established reserves in accordance with GAAP. In addition, (A) proper and accurate amounts have been withheld by Firstar and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so will not, either individually or in the aggregate, have a Material Adverse Effect on Firstar, (B) federal, state, and local returns that are accurate and complete in all material respects have been filed by Firstar and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so will not, either individually or in the aggregate, have a Material Adverse Effect on Firstar, (C) the amounts shown on such federal, state or local returns to be due and payable have been paid in full or provision therefor has been included by Firstar in its consolidated financial statements in accordance with GAAP, except where failure to do so will not, either individually or in the aggregate, have a Material Adverse Effect on Firstar and
(D) there are no Tax liens upon any property or assets of Firstar or its Subsidiaries except liens for current Taxes not yet due or liens that will not, either individually or in the aggregate, have a Material Adverse Effect on Firstar. Neither Firstar nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Firstar or any of its Subsidiaries, and the IRS has not initiated or proposed in writing any such adjustment or change in accounting method, in either case that has had or will have, either individually or in the aggregate, a Material Adverse Effect on Firstar. Except as set forth in the financial statements described in
Section 3.6 (including the related notes, where applicable), neither Firstar nor any of its Subsidiaries has entered into a transaction that is being accounted for as an installment obligation under Section 453 of the Code, that will have, either individually or in the aggregate, a Material Adverse Effect on Firstar.

      (b) As used in this Agreement, the term "Tax" or "Taxes" means all federal, state, local, and foreign income, excise, gross receipts, gross income, AD VALOREM, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

      (c) No deduction has been disallowed under Section 162(m) of the Code for employee remuneration of any amount paid or payable by Firstar or any Subsidiary of Firstar under any contract, plan, program, arrangement or understanding, except for such disallowed deductions that will not, either individually or in the aggregate, have a Material Adverse Effect on Firstar.

      3.11 EMPLOYEE BENEFIT PLANS. (a) The Firstar Disclosure Schedule sets forth a true and complete list of each material employee or director benefit, employment or compensation plan, arrangement or agreement that is maintained, or contributed to, as of the date of this Agreement (the "Firstar Benefit Plans") by Firstar, any of its Subsidiaries or by any trade or business, whether or not incorporated (a "Firstar ERISA Affiliate"), all of which together with Firstar would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

      (b) True and complete copies of each of the Firstar Benefit Plans have previously been made available to U.S. Bancorp. The copies of the Firstar Benefit Plans filed as exhibits to the Firstar 10-K are true and complete copies thereof.

      (c) (i) Each of the Firstar Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the Firstar Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, and, to the knowledge of Firstar, there are no existing circumstances or any events that have occurred that will adversely affect the qualified status of any such Firstar Benefit Plan, (iii) with respect to each Firstar Benefit Plan that is subject to Title IV of ERISA, the present value of accrued benefits under such Firstar Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Firstar Benefit Plan's actuary with respect to such Firstar Benefit Plan, did not, as of its latest valuation date, exceed the then-current value of the assets of such Firstar Benefit Plan allocable to such accrued benefits, (iv) no Firstar Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or directors of Firstar or its Subsidiaries beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of Firstar or its Subsidiaries or (D) benefits the full cost of which is borne by the current or former employee or director (or his or her beneficiary), (v) no material liability under Title IV of ERISA has been incurred by Firstar, its Subsidiaries or any Firstar ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Firstar, its Subsidiaries or any Firstar ERISA Affiliate of incurring a material liability thereunder, (vi) no Firstar Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by Firstar or its Subsidiaries as of the Effective Time with respect to each Firstar Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) none of Firstar, its Subsidiaries or any other person, including any fiduciary, has engaged in a transaction in connection with which Firstar, its Subsidiaries or any Firstar Benefit Plan will be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to
Section 4975 or 4976 of the Code, and (ix) to the best knowledge of Firstar there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Firstar Benefit Plans or any trusts related thereto that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Firstar.

      (d) Neither the execution and delivery of this Agreement nor the shareholder approval or consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result (either alone or upon the occurrence of any additional acts or events) in any payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of Firstar or any of its affiliates from Firstar or any of its affiliates under any Firstar Benefit Plan or otherwise, (ii) increase or affect the calculation of the amount of any benefits otherwise payable under any Firstar Benefit Plan,
(iii) result in any acceleration of the time of payment or vesting of any such benefits, (iv) require the funding of any trust or other funding vehicle or (v) limit or prohibit the ability to amend, merge, terminate, or receive a reversion of assets from, any Firstar Benefit Plan or related trust.

      3.12 SEC REPORTS. An accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1997 by Firstar with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (the "Firstar Reports") and prior to the date hereof and (b) communication mailed by Firstar to its shareholders since January 1, 1997 and prior to the date hereof, has previously been made available to U.S. Bancorp, and no such Firstar Report or communication, as of the date thereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date hereof) shall be deemed to modify information as of an earlier date. Since January 1, 1997, as of their respective dates, all Firstar Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto.

      3.13 COMPLIANCE WITH APPLICABLE LAW. Firstar and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Firstar or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default will not, either individually or in the aggregate, have a Material Adverse Effect on Firstar.

      3.14 CERTAIN CONTRACTS. (a) Neither Firstar nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees, other than in the ordinary course of business consistent with past practice, (ii) that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Firstar Reports, (iii) that materially restricts the conduct of any line of business by Firstar or upon consummation of the Merger will materially restrict the ability of the Surviving Corporation to engage in any line of business in which a financial holding company or bank holding company may lawfully engage or
(iv) with or to a labor union or guild (including any collective bargaining agreement). Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a) and in Section 3.11(a), whether or not set forth in the Firstar Disclosure Schedule, is referred to herein as a "Firstar Contract," and neither Firstar nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto that will have, individually or in the aggregate, a Material Adverse Effect on Firstar.

      (b) (i) Each Firstar Contract is valid and binding on Firstar or any of its Subsidiaries, as applicable, and in full force and effect, (ii) Firstar and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Firstar Contract, except where such noncompliance, either individually or in the aggregate, will not have a Material Adverse Effect on Firstar, and (iii) no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Firstar or any of its Subsidiaries under any such Firstar Contract, except where such default, either individually or in the aggregate, will not have a Material Adverse Effect on Firstar.

      3.15 UNDISCLOSED LIABILITIES. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Firstar included in the Firstar December 31, 1999 Form 10-K and for liabilities incurred in the ordinary course of business consistent with past practice, since December 31, 1999, neither Firstar nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either individually or in the aggregate, has had or will have a Material Adverse Effect on Firstar.

      3.16 INSURANCE. Firstar and its Subsidiaries have in effect insurance coverage with reputable insurers that in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by bank holding companies and their subsidiaries comparable in size and operations to Firstar and its Subsidiaries.

      3.17 CHARTER PROVISIONS; STATE TAKEOVER LAWS; FIRSTAR RIGHTS Agreement.
(a) The provisions of Section 1131 of the WBCL are not applicable to this Agreement, the Firstar Option Agreement or the transactions contemplated hereby or thereby. The board of directors of Firstar has approved the transactions contemplated by this Agreement and the Firstar Option Agreement for purposes of
Article V of the Firstar Articles and Section 1141 of the WBCL such that the provisions of such Article V and such Section 1141 will not apply to this Agreement or Firstar Option Agreement or any of the transactions contemplated hereby or thereby.

      (b) Firstar has taken all action, if any, necessary or appropriate so that the entering into of this Agreement and the Firstar Option Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not result in the ability of any person to exercise any Firstar Shareholder Rights under the Firstar Rights Agreement or enable or require the Firstar Shareholder Rights to separate from the shares of Firstar Common Stock to which they are attached or to be triggered or become exercisable. No "Distribution Date" or "Shares Acquisition Date" (as such terms are defined in the Firstar Rights Plan) has occurred.

      3.18 REORGANIZATION; POOLING OF INTERESTS. As of the date of this Agreement, Firstar has no reason to believe that the Merger will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code and as a "pooling of interests" for accounting purposes.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF U.S. BANCORP

      Except as disclosed in the U.S. Bancorp disclosure schedule delivered to Firstar concurrently herewith (the "U.S. Bancorp Disclosure Schedule") U.S. Bancorp hereby represents and warrants to Firstar as follows:

      4.1 CORPORATE ORGANIZATION. (a) U.S. Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. U.S. Bancorp has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on U.S. Bancorp. U.S. Bancorp is duly registered as a bank holding company and has become a financial holding company under the BHC Act, and meets the requirements of Section 4(l) of the BHC Act. True and complete copies of the Certificate of Incorporation of U.S. Bancorp (the "U.S. Bancorp Certificate") and By-Laws of U.S. Bancorp, as in effect as of the date of this Agreement, have previously been made available by U.S. Bancorp to Firstar.

      (b) Each U.S. Bancorp Subsidiary (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on U.S. Bancorp, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

      4.2 CAPITALIZATION. The authorized capital stock of U.S. Bancorp consists of 1,500,000,000 shares of U.S. Bancorp Common Stock, of which, as of October 3, 2000, 743,413,381 shares were issued and outstanding and 14,780,780 shares were held in treasury, and 50,000,000 shares of preferred stock, par value $1.00 per share (the "U.S. Bancorp Preferred Stock" and, together with the U.S. Bancorp Common Stock, the "U.S. Bancorp Capital Stock"), of which, as of October 3, 2000, 53,739 shares were issued and outstanding. All of the issued and outstanding shares of U.S. Bancorp Capital Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of the U.S. Bancorp Option Agreement, the U.S. Bancorp Stock Plans as in effect as of the date hereof (including reload options that may be issued under the terms of such plans or the award agreements thereunder), outstanding warrants to the extent reserved for as described in clause (v) of the following sentence and the U.S. Bancorp DRIP (as defined below), U.S. Bancorp does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of U.S. Bancorp Capital Stock or any other equity securities of U.S. Bancorp or any securities representing the right to purchase or otherwise receive any shares of U.S. Bancorp Capital Stock (collectively, the "U.S. Bancorp Rights"). As of October 3, 2000, no shares of U.S. Bancorp Capital Stock were reserved for issuance except for (i) 147,939,263 shares of U.S. Bancorp Common Stock reserved for issuance upon exercise of the U.S. Bancorp Option Agreement, (ii) 91,215,337 shares of U.S. Bancorp Common Stock reserved for issuance pursuant to employee and director stock plans in effect as of the date hereof (the "U.S. Bancorp Stock Plans"), (iii) 819,876 shares reserved for issuance pursuant to the rights agreement, dated as of January 4, 1999, by and between U.S. Bancorp and U.S. Bank National Association, (iv) 6,002,452 shares reserved for issuance pursuant to the U.S. Bancorp Automatic Dividend Reinvestment and Common Stock Purchase Plan (the "U.S. Bancorp DRIP"), and (v) 206,141 shares reserved for issuance pursuant to warrants granted. Since October 3, 2000, U.S. Bancorp has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than as expressly permitted by Section 5.2 and pursuant to (A) the exercise of employee and director stock options granted and warrants issued prior to such date, (B) the U.S. Bancorp DRIP and (C) pursuant to the U.S. Bancorp Option Agreement. U.S. Bancorp shall terminate or suspend the U.S. Bancorp DRIP prior to the next record date to be declared following the date hereof with respect to the quarterly dividend payable on shares of U.S. Bancorp Common Stock (currently anticipated to be on or about December 1, 2000) such that no shares of U.S. Bancorp Capital Stock shall thereafter be issued or become issuable pursuant thereto (the date of such termination or suspension, the "DRIP Suspension Date"). As of the date hereof, the board of directors of U.S. Bancorp has taken all action necessary to provide that (1) the payroll period ending on the date following the date hereof shall be the last day of the last Purchase Period under the U.S. Bancorp

Employee Stock Purchase Plan of 1984 (as amended and restated) and (2) no new Purchase Periods shall commence under such Plan.

      4.3 AUTHORITY; NO VIOLATION. (a) U.S. Bancorp has full corporate power and authority to execute and deliver this Agreement and each of the Option Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Option Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of U.S. Bancorp. The Board of Directors of U.S. Bancorp has directed that this Agreement and the transactions contemplated hereby be submitted to U.S. Bancorp's shareholders for adoption at a meeting of such shareholders and, except for the approval of this Agreement and the transactions contemplated hereby by the affirmative vote of the holders of a majority of the outstanding shares of U.S. Bancorp Common Stock entitled to vote thereon, no corporate proceedings on the part of U.S. Bancorp are necessary to approve this Agreement and the Option Agreements and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by U.S. Bancorp and (assuming due authorization, execution and delivery by Firstar) constitutes the valid and binding obligation of U.S. Bancorp, enforceable against U.S. Bancorp in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

      (b) Neither the execution and delivery of this Agreement by U.S. Bancorp, nor the consummation by U.S. Bancorp of the transactions contemplated hereby, nor compliance by U.S. Bancorp with any of the terms or provisions hereof, will
(i) violate any provision of the U.S. Bancorp Certificate or By-Laws, or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to U.S. Bancorp, any of its Subsidiaries or Non-Subsidiary Affiliates or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien upon any of the respective properties or assets of U.S. Bancorp, any of its Subsidiaries or its Non-Subsidiary Affiliates under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which U.S. Bancorp, any of its Subsidiaries or Non-Subsidiary Affiliates is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (B) above) for such violations, conflicts, breaches or defaults that either individually or in the aggregate will not have a Material Adverse Effect on U.S. Bancorp.

      4.4 CONSENTS AND APPROVALS. Except for (a) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications and notices, (b) the pre-merger notification requirements of the HSR Act, (c) the State Approvals, (d) the filing with the SEC of the Joint Proxy Statement and the S-4 in which the Joint Proxy Statement will be included as a prospectus and any filings under the Securities Act required in connection with the issuance of shares of U.S. Bancorp Common Stock pursuant to the U.S. Bancorp Option Agreement, (e) the filing of the Wisconsin Articles with the Wisconsin Depart-ment pursuant to the WBCL, (f) the filing of the Delaware Certificate with the Delaware Secretary pursuant to the DGCL, (g) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, insurance companies and agents, investment advisers or transfer agents, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable SRO, and the rules of the NYSE, or that are required under consumer finance, mortgage banking and other similar laws and (h) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of shares of Surviving Corporation Common Stock pursuant to this Agreement or the resale of shares of U.S. Bancorp Common Stock as contemplated by the U.S. Bancorp Stock Option Agreement, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (i) the execution and delivery by U.S. Bancorp of this Agreement and (ii) the consummation by U.S. Bancorp of the transactions contemplated hereby, except to the extent that the absence of any such consent, authorization, approval, filing or exemption would not, individually or in the aggregate, have a Material Adverse Effect on U.S. Bancorp or the Surviving Corporation.

      4.5 REGULATORY COMPLIANCE. (a) Except for normal examinations conducted by a Regulatory Agency in the ordinary course of the business of U.S. Bancorp and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of U.S. Bancorp, investigation into the business or operations of U.S. Bancorp or any of its Subsidiaries since January 1, 1998, except where such proceedings or investigation will not have, either individually or in the aggregate, a Material Adverse Effect on U.S. Bancorp. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of U.S. Bancorp or any of its Subsidiaries that, in the reasonable judgment of U.S. Bancorp, will have, either individually or in the aggregate, a Material Adverse Effect on U.S. Bancorp.

      (b) Neither U.S. Bancorp nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1997, a recipient of any supervisory letter from, or since January 1, 1997, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the U.S. Bancorp Disclosure Schedule, a "U.S. Bancorp Regulatory Agreement"), nor has U.S. Bancorp or any of its Subsidiaries been advised since January 1, 1997, by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such U.S. Bancorp Regulatory Agreement.

      4.6 FINANCIAL STATEMENTS. Copies of the consolidated balance sheets of U.S. Bancorp and its Subsidiaries as of December 31, for the fiscal years 1998 and 1999, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1997 through 1999, inclusive, as reported in U.S. Bancorp's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the SEC under the Exchange Act (the "U.S. Bancorp 10-K"), in each case accompanied by the audit report of Ernst & Young LLP, in-dependent accountants with respect to U.S. Bancorp, have previously been made available to Firstar. The December 31, 1999 consolidated balance sheet of U.S. Bancorp (including the related notes, where applicable) fairly presents in all material respects the consolidated financial position of U.S. Bancorp and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.6 (including the related notes, where applicable) fairly present in all material respects the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of U.S. Bancorp and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of U.S. Bancorp and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

      4.7 BROKER'S FEES. Except for Goldman, Sachs & Co., none of U.S. Bancorp nor any U.S. Bancorp Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement or the Option Agreements.

      4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. (a) Except as publicly disclosed in U.S. Bancorp Reports (as defined below) filed prior to the date hereof, since June 30, 2000, no event or events have occurred that has had, individually or in the aggregate, a Material Adverse Effect on U.S. Bancorp.

      (b) Except as publicly disclosed in U.S. Bancorp Reports filed prior to the date hereof, since June 30, 2000, U.S. Bancorp and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

      4.9 LEGAL PROCEEDINGS. (a) Neither U.S. Bancorp nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of U.S. Bancorp's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against U.S. Bancorp or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the U.S. Bancorp Option Agreement as to which, in any such case, there is a reasonable probability of an adverse determination and that, if adversely determined, will have, either individually or in the aggregate, a Material Adverse Effect on U.S. Bancorp.

      (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than those that apply generally to financial holding companies, bank holding companies or banks) imposed upon U.S. Bancorp, any of its Subsidiaries or the assets of U.S. Bancorp or any of its Subsidiaries that has had or will have, either individually or in the aggregate, a Material Adverse Effect on U.S. Bancorp or the Surviving Corporation.

      4.10 TAXES AND TAX RETURNS. (a) Each of U.S. Bancorp and its Subsidiaries has duly filed all federal, state, foreign and local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes and other governmental charges that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges that are not yet delinquent or are being contested in good faith and have not been finally determined, or (ii) information returns, tax returns, Taxes or other governmental charges as to which the failure to file, pay or make provision for will not have, either individually or in the aggregate, a Material Adverse Effect on U.S. Bancorp. The U.S. federal income tax returns of U.S. Bancorp and its Subsidiaries have been examined by the IRS for all years to and including 1993 or, in the case of West One Bancorp, 1987; the material state income tax returns of U.S. Bancorp and its Subsidiaries have been examined by the relevant state taxing authorities as follows: for U.S. Bancorp by the State of Minnesota for all years to and including 1993; for Former U.S. Bancorp of Portland, Ore. by the State of Oregon for all years to and including 1985 and by the State of Idaho for all years to and including 1994; for West One Bancorp by the State of Idaho for all years to and including 1994; and any liability with respect thereto has been satisfied and any liability with respect to deficiencies asserted as a result of such examination has been reserved against in accordance with GAAP. There are no material disputes pending, or claims asserted for, Taxes or assessments upon U.S. Bancorp or any of its Subsidiaries for which U.S. Bancorp has not established reserves in accordance with GAAP. In addition, (A) proper and accurate amounts have been withheld by U.S. Bancorp and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so will not, either individually or in the aggregate, have a Material Adverse Effect on U.S. Bancorp, (B) federal, state and local returns that are accurate and complete in all material respects have been filed by U.S. Bancorp and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so will not, either individually or in the aggregate, have a Material Adverse Effect on U.S. Bancorp, (C) the amounts shown on such federal, state or local returns to be due and payable have been paid in full or provision therefor has been included by U.S. Bancorp in its consolidated financial statements in accordance with GAAP, except where failure to do so will not, individually or in the aggregate, have a Material Adverse Effect on U.S. Bancorp and (D) there are no Tax liens upon any property or assets of U.S. Bancorp or its Subsidiaries except liens for current Taxes not yet due or liens that will not have, either individually or in the aggregate, a Material Adverse Effect on U.S. Bancorp. Neither U.S. Bancorp nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by U.S. Bancorp or any of its Subsidiaries, and the IRS has not initiated or proposed in writing any such adjustment or change in accounting method, in either case, that has had or will have, either individually or in the aggregate, a Material Adverse Effect on U.S. Bancorp. Except as set forth in the financial statements described in Section 4.6 (including the related notes, where applicable), neither U.S. Bancorp nor any of its Subsidiaries has entered into a transaction that is being accounted for as an installment obligation under Section

453 of the Code, that will have, either individually or in the aggregate, a Material Adverse Effect on U.S. Bancorp.

      (b) No deduction has been disallowed under Section 162(m) of the Code for employee remuneration of any amount paid or payable by U.S. Bancorp or any Subsidiary of U.S. Bancorp under any contract, plan, program, arrangement or understanding, except for such disallowed deductions that will not, either individually or in the aggregate, have a Material Adverse Effect on U.S. Bancorp.

      4.11 EMPLOYEE BENEFIT PLANS. (a) The U.S. Bancorp Disclosure Schedule sets forth a true and complete list of each material employee or director benefit, employment or compensation plan, arrangement or agreement that is maintained, or contributed to, as of the date of this Agreement (the "U.S. Bancorp Benefit Plans") by U.S. Bancorp, any of its Subsidiaries or by any trade or business, whether or not incorporated (a "U.S. Bancorp ERISA Affiliate"), all of which together with U.S. Bancorp would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

      (b) True and complete copies of each of the U.S. Bancorp Benefit Plans have previously been made available to Firstar. The copies of the U.S. Bancorp Benefit Plans set forth as exhibits to the U.S. Bancorp 10-K are true and complete copies thereof.

      (c) (i) Each of the U.S. Bancorp Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the U.S. Bancorp Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, and, to the knowledge of U.S. Bancorp, there are no existing circumstances or any events that have occurred that will adversely affect the qualified status of any such U.S. Bancorp Benefit Plan, (iii) with respect to each U.S. Bancorp Benefit Plan that is subject to Title IV of ERISA, the present value of accrued benefits under such U.S. Bancorp Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such U.S. Bancorp Benefit Plan's actuary with respect to such U.S. Bancorp Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such U.S. Bancorp Benefit Plan allocable to such accrued benefits, (iv) no U.S. Bancorp Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or directors of U.S. Bancorp or its Subsidiaries beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of U.S. Bancorp or its Subsidiaries or (D) benefits the full cost of which is borne by the current or former employee or director (or his or her beneficiary), (v) no material liability under Title IV of ERISA has been incurred by U.S. Bancorp, its Subsidiaries or any U.S. Bancorp ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to U.S. Bancorp, its Subsidiaries or any U.S. Bancorp ERISA Affiliate of incurring a material liability thereunder, (vi) no U.S. Bancorp Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by U.S. Bancorp or its Subsidiaries as of the Effective Time with respect to each U.S. Bancorp Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the

Code, (viii) none of U.S. Bancorp, its Subsidiaries or any other person, including any fiduciary, has engaged in a transaction in connection with which U.S. Bancorp, its Subsidiaries or any U.S. Bancorp Benefit Plan will be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) to the best knowledge of U.S. Bancorp there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the U.S. Bancorp Benefit Plans or any trusts related thereto that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on U.S. Bancorp.

      (d) Neither the execution and delivery of this Agreement nor the shareholder approval or consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result (either alone or upon the occurrence of any additional acts or events) in any payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of U.S. Bancorp or any of its affiliates from U.S. Bancorp or any of its affiliates under any U.S. Bancorp Benefit Plan or otherwise, (ii) increase or affect the calculation of the amount of any benefits otherwise payable under any U.S. Bancorp Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefits, (iv) require the funding of any trust or other funding vehicle or (v) limit or prohibit the ability to amend, merge, terminate or receive a reversion of assets from any U.S. Bancorp Benefit Plan or related trust.

      4.12 SEC REPORTS. An accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1997 by U.S. Bancorp with the SEC pursuant to the Securities Act or the Exchange Act (the "U.S. Bancorp Reports") and prior to the date hereof and (b) communication mailed by U.S. Bancorp to its shareholders since January 1, 1997 and prior to the date hereof, has previously been made available to Firstar, and no such U.S. Bancorp Report or communication, as of the date thereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date hereof) shall be deemed to modify information as of an earlier date. Since January 1, 1997, as of their respective dates, all U.S. Bancorp Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto.

      4.13 COMPLIANCE WITH APPLICABLE LAW. U.S. Bancorp and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to U.S. Bancorp or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default will not, either individually or in the aggregate, have a Material Adverse Effect on U.S. Bancorp.

      4.14 CERTAIN CONTRACTS. (a) Neither U.S. Bancorp nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice,
(ii) that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the U.S. Bancorp Reports, (iii) that materially restricts the conduct of any line of business by U.S. Bancorp or upon consummation of the Merger will materially restrict the ability of the Surviving Corporation to engage in any line of business in which a financial holding company or bank holding company may lawfully engage or
(iv) with or to a labor union or guild (including any collective bargaining agreement). Each contract, arrangement, commitment or understanding of the type described in this Section 4.14(a) and in Section 4.11(a), whether or not set forth in the U.S. Bancorp Disclosure Schedule, is referred to herein as a "U.S. Bancorp Contract", and neither U.S. Bancorp nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto that will have, individually or in the aggregate, a Material Adverse Effect on U.S. Bancorp.

      (b) (i) Each U.S. Bancorp Contract is valid and binding on U.S. Bancorp or any of its Subsidiaries, as applicable, and in full force and effect, (ii) U.S. Bancorp and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each U.S. Bancorp Contract, except where such noncompliance, either individually or in the aggregate, will not have a Material Adverse Effect on U.S. Bancorp, and (iii) no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of U.S. Bancorp or any of its Subsidiaries under any such U.S. Bancorp Contract, except where such default, either individually or in the aggregate, will not have a Material Adverse Effect on U.S. Bancorp.

      4.15 UNDISCLOSED LIABILITIES. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of U.S. Bancorp included in the U.S. Bancorp December 31, 1999 Form 10-K and for liabilities incurred in the ordinary course of business consistent with past practice, since December 31, 1999, neither U.S. Bancorp nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either individually or in the aggregate, has had or will have a Material Adverse Effect on U.S. Bancorp.

      4.16 INSURANCE. U.S. Bancorp and its Subsidiaries have in effect insurance coverage with reputable insurers, that in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by bank holding companies and their Subsidiaries comparable in size and operations to U.S. Bancorp and its Subsidiaries.

      4.17 CHARTER PROVISIONS; STATE TAKEOVER LAWS. The board of directors of U.S. Bancorp has approved the transactions contemplated by this Agreement and the U.S. Bancorp Option Agreement for purposes of Article Eighth of the U.S. Bancorp Certificate and Section 203 (a)(1) of the DGCL such that the provisions of Article Eighth of the U.S. Bancorp Certificate or Section 203 of the DGCL will not apply to this Agreement or the U.S. Bancorp Option Agreement or any of the transactions contemplated hereby or thereby.

      4.18 REORGANIZATION; POOLING OF INTERESTS. As of the date of this Agreement, U.S. Bancorp has no reason to believe that the Merger will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code and as a "pooling of interests" for accounting purposes.

                                   ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

      5.1 CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement (including the Firstar Disclosure Schedule and the U.S. Bancorp Disclosure Schedule) or the Option Agreements, each of U.S. Bancorp and Firstar shall, and shall cause each of their respective Subsidiaries to, (a) conduct its business in the ordinary course, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and (c) take no action that would adversely affect or delay the ability of either U.S. Bancorp or Firstar to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or the Option Agreements or to consummate the transactions contemplated hereby or thereby.

      5.2 FORBEARANCES. During the period from the date of this Agreement to the Effective Time, except as set forth in the U.S. Bancorp Disclosure Schedule or the Firstar Disclosure Schedule, as the case may be, and, except as expressly contemplated or permitted by this Agreement or the Option Agreements or as otherwise indicated in this Section 5.2, neither U.S. Bancorp nor Firstar shall, and neither U.S. Bancorp nor Firstar shall permit any of their respective Subsidiaries to, without the prior written consent of the other party to this Agreement (such consent not to be unreasonably withheld or delayed):

      (a) other than in the ordinary course of business, incur any material amount of indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness (it being understood that for purposes of this Section 5.2(a) "short-term" shall mean maturities of six months or less) and indebtedness of U.S. Bancorp or any of its Subsidiaries to U.S. Bancorp or any of its wholly-owned Subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit and entering into repurchase agreements);

      (b) (i) adjust, split, combine or reclassify any capital stock, (ii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except
(A) in the case of Firstar, for regular quarterly cash dividends at a rate not in excess of $.1625 per share of Firstar Common Stock, (B) in the case of U.S. Bancorp, for regular quarterly cash dividends on U.S. Bancorp Common Stock at a rate not in excess of $.215 per share of U.S. Bancorp Common

Stock and for dividends required by the terms of the Term Preferred Stock as in effect as of the date hereof and (C) dividends paid by any of the Subsidiaries of each of U.S. Bancorp and Firstar to U.S. Bancorp or Firstar or any of their wholly-owned Subsidiaries, respectively), (iii) grant any stock appreciation rights or similar rights the value or payment of which is based upon the price of any capital stock thereof, or grant any individual, corporation or other entity any stock option (other than reload options issued in connection with the exercise of stock options outstanding as of the date hereof), warrant, convertible security or other right to acquire any shares of its capital stock; PROVIDED, HOWEVER, that, notwithstanding the foregoing, U.S. Bancorp may, to the extent consistent with the treatment of the Merger as a "pooling of interests," issue new options for up to 1 million shares of U.S. Bancorp Common Stock in connection with hires and counteroffers after consultation with Firstar, or (iv) issue any additional shares of capital stock except pursuant to (A) the exercise of stock options or warrants outstanding as of the date hereof or of reload options issued in connection with the exercise of such stock options or (B) the U.S. Bancorp Option Agreement, in the case of U.S. Bancorp, or the Firstar Option Agreement, in the case of Firstar; or

      (c) sell, transfer, mortgage, encumber or otherwise dispose of any material part of its business or any of its material properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business or pursuant to contracts or agreements in force at the date of this Agreement;

      (d) except for transactions in the ordinary course of business or pursuant to contracts or agreements in force at the date of or permitted by this Agreement, make any material investment (either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets) in any other individual, corporation or other entity other than a Subsidiary thereof;

      (e) except for transactions in the ordinary course of business, terminate, or waive any material provision of, any Firstar Contract or U.S. Bancorp Contract, as applicable, or make any change in any instrument or agreement governing the terms of any of its securities, or material lease or contract, other than normal renewals of contracts and leases without material adverse changes of terms;

      (f) (i) other than in the ordinary course of business or as required by agreements and plans as in effect as of the date hereof, increase in any manner the compensation or fringe benefits of any of its employees or directors or (ii) pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or directors or (iii) become a party to, amend or commit itself to any pension, retirement, profit-sharing, consulting, change of control, severance or welfare benefit plan or agreement (or any individual agreements evidencing grants or awards thereunder) or employment agreement with or for the benefit of any employee or director, or (iv) accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation;

      (g) solicit or encourage from any third party or enter into any negotiations, discussions or agreement in respect of, or authorize any individual, corporation or other entity to solicit or encourage from any third party or enter into any negotiations, discussions or agreement in re-spect of, or provide or cause to be provided any confidential information in connection with, any inquiries or proposals relating to the disposition of all or substantially all of its business or assets, or the acquisition of its voting securities, or the merger or consolidation of it or any of its Subsidiaries with any corporation or other entity, other than as provided by this Agreement (and it has discontinued any such negotiations or discussions initiated prior to the date hereof and shall promptly notify the other party hereto of all of the relevant details relating to all inquiries and proposals that it may receive from and after the date hereof through and excluding the Effective Time relating to any of such matters); PROVIDED that it may, and may permit its employees, agents and representatives to, furnish or cause to be furnished confidential information and participate in such negotiations or discussions to the extent that that such actions are required in order to comply with the fiduciary duties of it and its directors under applicable law; PROVIDED further that prior to providing any non-public information permitted to be provided pursuant to the foregoing proviso, it shall have entered into a confidentiality agreement with such third party on terms at least as favorable to it as the Confidentiality Agreement (as defined in Section 6.2(b));

      (h) settle any material claim, action or proceeding involving money damages, except in the ordinary course of business, or involving any restriction on the conduct of its business;

      (i) knowingly take any action that would prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368(a) of the Code; PROVIDED, HOWEVER, that nothing contained herein shall limit the ability of U.S. Bancorp or Firstar to exercise its rights under the Firstar Option Agreement or the U.S. Bancorp Option Agreement, as the case may be;

      (j) amend its certificate of incorporation or its by-laws;

      (k) other than in consultation with the other party to this Agreement, materially restructure or change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

      (l) take any action that is intended or that would reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

      (m) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines;

      (n) file or amend any tax return except in the ordinary course of business and consistent with past practice, settle or compromise any material tax liability, make, change or revoke any material tax election, or change any method of tax accounting except as required by applicable law; or

      (o) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited to it by this Section 5.2.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

      6.1 REGULATORY MATTERS. (a) U.S. Bancorp and Firstar shall promptly prepare and file with the SEC the Joint Proxy Statement and U.S. Bancorp shall promptly prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of U.S. Bancorp and Firstar shall use their reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and U.S. Bancorp and Firstar shall thereafter mail or deliver the Joint Proxy Statement to their respective shareholders. U.S. Bancorp shall also use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and Firstar shall furnish all information concerning Firstar and the holders of Firstar Common Stock as may be reasonably requested in connection with any such action.

      (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger) and the Option Agreements, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. U.S. Bancorp and Firstar shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Firstar or U.S. Bancorp, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing rights of review and consultation, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and the Option Agreements and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

      (c) U.S. Bancorp and Firstar shall, upon request, promptly furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of U.S. Bancorp, Firstar or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

      (d) U.S. Bancorp and Firstar shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement or the Option Agreements that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory

Approval (as defined in Section 7.1(c)) will not be obtained or that the receipt of any such approval will be materially delayed.

      6.2 ACCESS TO INFORMATION. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of U.S. Bancorp and Firstar, for the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of U.S. Bancorp and Firstar shall, and shall cause their respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents that U.S. Bancorp or Firstar, as the case may be, is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither U.S. Bancorp nor Firstar nor any of their respective Subsidiaries shall be required to provide such access or to disclose such information where such access or disclosure would violate or prejudice the rights of U.S. Bancorp's or Firstar's, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

      (b) Each of U.S. Bancorp and Firstar shall hold all information furnished by or on behalf of the other party or any of such party's Subsidiaries or representatives pursuant to Section 6.2(a) in confidence to the extent required by, and in accordance with, the provisions of confidentiality agreement, dated September 30, 2000, between U.S. Bancorp and Firstar (the "Confidentiality Agreement").

      (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

      6.3 SHAREHOLDERS' APPROVALS. Each of U.S. Bancorp and Firstar shall call a meeting of its shareholders to be held as soon as reasonably practicable for the purpose of voting upon the requisite shareholder approvals required in connection with this Agreement and the transactions contemplated hereby, and each shall use its reasonable best efforts to cause such meetings to occur as soon as reasonably practicable and on the same date. The boards of directors of each of Firstar and U.S. Bancorp shall use its reasonable best efforts to obtain from such shareholders the vote in favor of the approval of this Agreement required by the WBCL, in the case of Firstar, or by the DGCL and, as applicable, the rules of the NYSE, in the case of U.S. Bancorp, to consummate the transactions contemplated hereby; PROVIDED that the use of such reasonable best efforts shall not be deemed to require a party to maintain in place a recommendation that such party's shareholders adopt this Agreement and approve the transactions contemplated hereby to the extent such action is inconsistent with the fiduciary duties of such party's board of directors under applicable law.

      6.4 LEGAL CONDITIONS TO MERGER. Each of U.S. Bancorp and Firstar shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by Firstar or U.S. Bancorp or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

      6.5 AFFILIATES; PUBLICATION OF COMBINED FINANCIAL RESULTS. (a) Each of U.S. Bancorp and Firstar shall use its reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (as applicable, for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, and prior to the date of the shareholders' meetings called by U.S. Bancorp and Firstar to approve this Agreement, a written agreement, in the form of Exhibit 6.5(a)(1) or (2), as applicable, hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of U.S. Bancorp Common Stock or Firstar Common Stock held by such "affiliate" and, in the case of the "affiliates" of Firstar, the shares of Surviving Corporation Common Stock to be received by such "affiliate" in the Merger.

      (b) The Surviving Corporation shall use its best efforts to publish as promptly as reasonably practical, but in no event later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

      6.6 STOCK EXCHANGE LISTING. U.S. Bancorp shall cause the shares of Surviving Corporation Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

      6.7 EMPLOYEE BENEFIT PLANS. (a) From and after the Effective Time, unless otherwise mutually determined, the Firstar Benefit Plans and U.S. Bancorp Benefit Plans in effect as of the date of this Agreement shall remain in effect with respect to employees of Firstar or U.S. Bancorp (or their Subsidiaries), respectively, covered by such plans at the Effective Time until such time as the Surviving Corporation shall, subject to applicable law, the terms of this Agreement and the terms of such plans, adopt new benefit plans with respect to employees of the Surviving Corporation and its subsidiaries (the "New Benefit Plans"). Prior to the Closing Date, Firstar and U.S. Bancorp shall cooperate in reviewing, evaluating and analyzing the U.S. Bancorp Benefit Plans and Firstar Benefit Plans with a view towards developing appropriate New Benefit Plans for the employees covered thereby. From and after the Effective Time, the Surviving Corporation will recognize the prior service with U.S. Bancorp, Firstar or their respective Subsidiaries of each employee of U.S. Bancorp, Firstar or any of their respective subsidiaries as of the Effective Time (the "Employees") in connection with all employee benefit plans in which such Employees are eligible to participate following the Effective Time, for purposes of eligibility, vesting and levels of benefits (but not for purposes of benefit accruals under any defined benefit pension plan). From and after the Effective Time, the Surviving Corporation will (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Surviving Corporation to be waived with respect to the Employees and their eligible dependents (to the extent such conditions, limitations or waiting periods have been otherwise satisfied under the applicable U.S. Bancorp Benefit Plan or Firstar Benefit Plan) and (ii) give each Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for eligible expenses incurred under the applicable U.S. Bancorp Benefit Plan or Firstar Benefit Plan prior to the Effective Time.

      (b) The foregoing notwithstanding, the Surviving Corporation agrees to honor and cause to be paid in accordance with their terms all benefits vested as of the Effective Time under the Firstar Benefit Plans and the U.S. Bancorp Benefit Plans, including change-of-control benefits related to the Merger as required by plans and agreements as in effect on the date hereof; PROVIDED, HOWEVER, that, with respect to the U.S. Bancorp Benefit Plans, the U.S. Bancorp board of directors or the appropriate committee thereof has taken all action necessary (to the extent such action is not inconsistent with Section 5.2(i)) to deem the transactions contemplated hereby to be no more than a "partial change of control" for purposes of each U.S. Bancorp Benefit Plan to which such concept applies, including those set forth in Section 6.7(b) of the U.S. Bancorp Disclosure Schedule, and has not and shall not cause or permit the funding of any rabbi or grantor trust associated with any U.S. Bancorp Benefit Plan.

      (c) Nothing in this Section 6.7 shall be interpreted as preventing the Surviving Corporation from amending, modifying or terminating any U.S. Bancorp Benefit Plans, Firstar Benefit Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

      6.8 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of Firstar, U.S. Bancorp or any of their respective subsidiaries, (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director, officer or employee of U.S. Bancorp or Firstar or any of their subsidiaries or any of their respective predecessors or (ii) this Agreement, the Option Agreements or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, the Surviving Corporation shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation.

      (b) The Surviving Corporation shall use its reasonable best efforts to cause the individuals serving as officers and directors of U.S. Bancorp, Firstar, and each of their respective subsidiaries immediately prior to the Effective Time to be covered for a period of six years from the Effective Time (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policy maintained by U.S. Bancorp (PROVIDED that Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacity as such.

      (c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.8.

      (d) The provisions of this Section 6.8 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

      6.9 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, any merger between a Subsidiary of Firstar, on the one hand, and a Subsidiary of U.S. Bancorp, on the other hand) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Firstar.

      6.10 ADVICE OF CHANGES. U.S. Bancorp and Firstar shall each promptly advise the other party of any change or event (i) having a Material Adverse Effect on it or (ii) that it believes would or would be reasonably likely to cause or constitute a failure of any of the conditions to consummation of the Merger contained herein.

      6.11 DIVIDENDS. After the date of this Agreement, each of U.S. Bancorp and Firstar shall coordinate with the other the declaration of any dividends in respect of U.S. Bancorp Common Stock and Firstar Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of neither Firstar Common Stock nor U.S. Bancorp Common Stock shall receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of Firstar Common Stock or U.S. Bancorp Common Stock, as the case may be, and any shares of Surviving Corporation Common Stock any such holder receives in exchange therefor in the Merger. It is understood that the parties intend that the first regular quarterly dividend of Surviving Corporation following consummation of the Merger shall be increased in accordance with past practices, subject to approval by the board of directors.


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


      6.12 EXEMPTION FROM LIABILITY UNDER SECTION 16(B). FIRSTAR INSIDERS. Assuming that Firstar delivers to U.S. Bancorp the Firstar Section 16 Information (as defined below) in a timely fashion prior to the Effective Time, the board of directors of U.S. Bancorp, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter and in any event prior to the Effective Time adopt a resolution providing in substance that the receipt by the Firstar Insiders (as defined below) of Surviving Corporation Common Stock in exchange for shares of Firstar Common Stock, and of options to purchase shares of Surviving Corporation Common Stock upon conversion of options to purchase shares of Firstar Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Firstar
Section 16 Information, are intended to be exempt from liability pursuant to
Section 16(b) under the Exchange Act such that any such receipt shall be so exempt. "Firstar Section 16 Information" shall mean information accurate in all respects regarding the Firstar Insiders, the number of shares of Firstar Common Stock held by each such Firstar Insider and expected to be exchanged for Surviving Corporation Common Stock in the Merger, and the number and description of the options to purchase shares of Firstar Common Stock held by each such Firstar Insider and expected to be converted into options to purchase shares of Surviving Corporation Common Stock in connection with the Merger. "Firstar Insiders" shall mean those officers and directors of Firstar who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the Firstar Section 16 Information.

      6.13 EXEMPTION FROM LIABILITY UNDER SECTION 16(B). U.S. BANCORP INSIDERS. The board of directors of U.S. Bancorp, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution providing in substance that the receipt by the U.S. Bancorp Insiders (as defined below) of Surviving Corporation Common Stock in exchange for shares of U.S. Bancorp Common Stock, and of options to purchase shares of Surviving Corporation Common Stock upon conversion of options to purchase shares of U.S. Bancorp Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the U.S. Bancorp Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act such that any such receipt shall be so exempt. "U.S. Bancorp Section 16 Information" shall mean information accurate in all respects regarding the U.S. Bancorp Insiders, the number of shares of U.S. Bancorp Common Stock held by each such U.S. Bancorp Insider and expected to be exchanged for Surviving Corporation Common Stock in the Merger, and the number and description of the options to purchase shares of U.S. Bancorp Common Stock held by each such U.S. Bancorp Insider and expected to be converted into options to purchase shares of Surviving Corporation Common Stock in connection with the Merger. "U.S. Bancorp Insiders" shall mean those officers and directors of U.S. Bancorp who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the U.S. Bancorp Section 16 Information.

      6.14 LIST OF OPTION HOLDERS. Within five business days of the date hereof, each party shall provide the other party with a list of its option holders, the date of each option to purchase U.S. Bancorp Common Stock or Firstar Common Stock, as the case may be, granted, the number of shares subject to each such option, the expiration date of each such option and the price at which each such option may be exercised under the applicable stock plan.


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


                                  ARTICLE VII

                              CONDITIONS PRECEDENT

      7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

      (a) SHAREHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved by the respective requisite affirmative votes of the holders of Firstar Common Stock and U.S. Bancorp Common Stock entitled to vote thereon.

      (b) NYSE LISTING. The shares of Surviving Corporation Common Stock that shall be issued upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

      (c) OTHER APPROVALS. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

      (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

      (e) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect.
No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits, materially restricts or makes illegal consummation of the Merger.

      (f) FEDERAL TAX OPINION. Firstar shall have received an opinion from Wachtell, Lipton, Rosen & Katz, and U.S. Bancorp shall have received an opinion from Sullivan & Cromwell, in form and substance reasonably satisfactory to Firstar and U.S. Bancorp, respectively, in each case dated the Closing Date
(as defined in Section 9.1), substantially to the effect that, on the basis of facts, representations and assumptions set forth in each such opinion that are consistent with the state of facts existing at the Effective Time: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and U.S. Bancorp and Firstar will each be a party to the reorganization within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by U.S. Bancorp or Firstar as a result of the Merger; and (iii) no gain or loss will be recognized by shareholders who exchange all of their U.S. Bancorp Common Stock or Firstar Common Stock, as the case may be, solely for Surviving Corporation Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Surviving Corporation Common Stock). In rendering such opinions, counsel may require and rely upon representations contained in certificates of officers of U.S. Bancorp, Firstar and others.


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


      (g) POOLING OF INTERESTS. U.S. Bancorp and Firstar shall each have received a letter from their respective independent accountants addressed to Firstar or U.S. Bancorp, as the case may be, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

      7.2 CONDITIONS TO OBLIGATIONS OF U.S. BANCORP. The obligation of U.S. Bancorp to effect the Merger is also subject to the satisfaction, or waiver by U.S. Bancorp, at or prior to the Effective Time, of the following conditions:

      (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Firstar set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; PROVIDED, HOWEVER, that for purposes of this paragraph, such representations and warranties (other than the representations set forth in Section 3.2, which shall be true in all material respects) shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or will have a Material Adverse Effect on Firstar or the Surviving Corporation. U.S. Bancorp shall have received a certificate signed on behalf of Firstar by the chief executive officer and the chief financial officer of Firstar to the foregoing effect.

      (b) PERFORMANCE OF OBLIGATIONS OF FIRSTAR. Firstar shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and U.S. Bancorp shall have received a certificate signed on behalf of Firstar by the chief executive officer and the chief financial officer of Firstar to such effect.

      7.3 CONDITIONS TO OBLIGATIONS OF FIRSTAR. The obligation of Firstar to effect the Merger is also subject to the satisfaction or waiver by Firstar at or prior to the Effective Time of the following conditions:

      (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of U.S. Bancorp set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, PROVIDED, HOWEVER, that for purposes of this paragraph, such representations and warranties (other than the representations set forth in Section 4.2, which shall be true in all material respects) shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, has had or will have a Material Adverse Effect on U.S. Bancorp. Firstar shall have received a certificate signed on behalf of U.S. Bancorp by the chief executive officer and the chief financial officer of U.S. Bancorp to the foregoing effect.

      (b) PERFORMANCE OF OBLIGATIONS OF U.S. BANCORP. U.S. Bancorp shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Firstar shall have received a certificate signed on behalf of U.S.

Bancorp by the chief executive officer and the chief financial officer of U.S. Bancorp to such effect.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

      8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of U.S. Bancorp or Firstar:

      (a) by mutual consent of U.S. Bancorp and Firstar in a written instrument, if the board of directors of each so determines by a vote of a majority of the members of its entire board;

      (b) by either the board of directors of U.S. Bancorp or the board of directors of Firstar if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

      (c) by either the board of directors of U.S. Bancorp or the board of directors of Firstar if the Merger shall not have been consummated on or before the date that is nine months after the date of this Agreement, unless the failure of the Closing (as defined in Section 9.1) to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; or

      (d) by either the board of directors of U.S. Bancorp or the board of directors of Firstar (PROVIDED that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Firstar, in the case of a termination by U.S. Bancorp, or U.S. Bancorp, in the case of a termination by Firstar, which breach, either individually or in the aggregate, would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 7.2 or 7.3, as the case may be, and that is not cured within 45 days following written notice to the party committing such breach or by its nature or timing cannot be cured prior to the Closing Date.

      8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either U.S. Bancorp or Firstar as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of U.S. Bancorp, Firstar, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 6.2(b), 8.2, 9.2 and 9.3 shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither U.S. Bancorp nor Firstar shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

      8.3 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective boards of directors, at any time before or after approval of the matters presented in connection with Merger by the shareholders of U.S. Bancorp and Firstar; PROVIDED, HOWEVER, that after any approval of the transactions contemplated by this Agreement by the respective shareholders of U.S. Bancorp or Firstar, there may not be, without further approval of such shareholders, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered hereunder to the holders of U.S. Bancorp Common Stock or Firstar Common Stock, other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective board of directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; PROVIDED, HOWEVER, that after any approval of the transactions contemplated by this Agreement by the respective shareholders of U.S. Bancorp or Firstar, there may not be, without further approval of such shareholders, any extension or waiver of this Agreement or any portion thereof that reduces the amount or changes the form of the consideration to be delivered to the holders of U.S. Bancorp Common Stock or Firstar Common Stock hereunder, other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      9.1 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be no later than five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII, unless extended by mutual agreement of the parties (the "Closing Date").

      9.2 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Option Agreements and the Confidentiality Agreement, which shall terminate in accordance with the terms thereof) shall survive the Effective Time, except for
Section 6.8 and for those other covenants and agreements contained herein and therein that by their terms apply in whole or in part after the Effective Time.

      9.3 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, PROVIDED, HOWEVER, that the costs and expenses of printing and mailing the Joint Proxy Statement, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by U.S. Bancorp and Firstar.

      9.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (a) if to U.S. Bancorp, to:

                  U.S. Bancorp
                  U.S. Bank Place
                  601 Second Avenue South
                  Suite 2902
                  Minneapolis, MN  55402

                  Attention:  Lee R. Mitau, Executive Vice President --
                              Corporate Development and General Counsel
                  Telecopier: (612) 973-4072

          with a copy to:

                  Sullivan & Cromwell
                  125 Broad Street
                  New York, New York  10004

                  Attention:  Mitchell S. Eitel, Esq.
                  Telecopier: (212) 558-3588


          and

      (b) if to Firstar, to:

                  Firstar Corporation
                  777 East Wisconsin Avenue
                  Milwaukee, Wisconsin  53202

                  Attention:  Jennie P. Carlson, Executive Vice President,
                              General Counsel and Secretary
                  Telecopier: (414) 765-6111

          with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 W. 52nd Street

                  New York, NY  10019-6150

                  Attention:  Edward D. Herlihy
                  Telecopier: (212) 403-2000

      9.5 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable law or regulation.

      9.6 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      9.7 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Option Agreements and the Confidentiality Agreement.

      9.8 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles.

      9.9 PUBLICITY. Except as otherwise required by applicable law or the rules of the NYSE, neither U.S. Bancorp or Firstar shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of Firstar, in the case of a proposed announcement or statement by U.S. Bancorp, or U.S. Bancorp, in the case of a proposed announcement or statement by Firstar, which consent shall not be unreasonably withheld.

      9.10 ASSIGNMENT; THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.8, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

      IN WITNESS WHEREOF, U.S. Bancorp and Firstar have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                    FIRSTAR CORPORATION


                                    By:   /s/ Jerry A. Grundhofer
                                       ---------------------------------------
                                    Jerry A. Grundhofer
                                    President and Chief
                                       Executive Officer



                                    U.S. BANCORP


                                    By:   /s/ John F. Grundhofer
                                       ---------------------------------------
                                    John F. Grundhofer
                                    Chairman, President and Chief
                                       Executive Officer




                         [Agreement and Plan of Merger]